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                                                                    EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports, dated December 23, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of SatCon Technology Corporation on Form 10-K for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of SatCon Technology Corporation on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, and
333-100753) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859,
333-48936, 333-67328, 333-103950, 333-111522 and 333-116533).


                                          /s/ GRANT THORNTON LLP


Boston, Massachusetts
December 23, 2004